Exhibit 16.1

March 5, 2021
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: YETI Holdings, Inc.
File No.001-38713

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of YETI Holdings, Inc. dated March 5, 2021 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP